Exhibit 99.1

Leslie’s, Inc. Announces

Third Quarter Fiscal 2022 Financial Results;

Revises Full Year Outlook

•
Record third quarter sales of $673.6 million, an increase of 12.9% from the prior year period; Comparable sales growth of 7.4%
•
Net income increase of 3.5% from the prior year period to $123.0 million; Adjusted net income increase of 1.1% from the prior year period to $125.7 million
•
Diluted earnings per share of $0.67 compared to $0.61 in the prior year period and Adjusted diluted earnings per share of $0.68 compared to $0.64 in the prior year period
•
Adjusted EBITDA increase of 2.0% from the prior year period to $182.9 million
•
Revises Fiscal 2022 outlook for sales to increase 15% to 17%, Adjusted EBITDA to increase 6% to 10%, and Adjusted earnings per share to increase 6% to 13% compared to Fiscal 2021

PHOENIX, August 5, 2022 – Leslie's, Inc. (“Leslie's”, “we”, “our” or “its”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the third quarter of Fiscal 2022.

Mike Egeck, Chief Executive Officer, commented, “We delivered another quarter of record top and bottom line results, despite the adverse impacts of execution issues at our Northeastern distribution center, and to a lesser extent, product margin decreases associated with supply chain challenges and industry promotions. While we have addressed our distribution center issues and operations are now shipping to plan, we have revised our annual outlook to reflect our third quarter performance, as well as expectations for elevated distribution costs and product margin impacts for the remainder of the year. We remain focused on making progress against each of our strategic growth priorities, which continue to fuel our market share gains and better position us to grow profitably amid varying macro conditions.”

For the Thirteen-Weeks Ended July 2, 2022 Highlights

•
Sales increased $77.1 million, or 12.9%, to $673.6 million compared to $596.5 million in the prior year period. In the current year period comparable sales increased 7.4%. Comparable sales increased 19.4% in the prior year period, on a shifted basis, which uses a realigned period in 2020 for comparability given the 53rd week in Fiscal 2020.
•
Gross profit increased $19.9 million, or 7.0%, to $303.6 million compared to $283.7 million in the prior year period and gross margin was 45.1% compared to 47.6% in the prior year period. The decrease in gross margin rate was primarily due to shifts in business mix, decreased product margin and higher distribution expenses, partially offset by occupancy leverage.
•
Selling, general and administrative expenses (“SG&A”) increased $14.2 million, or 12.1%, to $131.5 million compared to $117.3 million in the prior year period, primarily driven by the sales increase,

additional planned marketing spend, inflationary costs primarily associated with payroll and marketing spend, and expenses associated with acquisitions completed after the end of the third quarter of Fiscal 2021.
•
Operating income was $172.1 million compared to $166.4 million in the prior year period.
•
Net income was $123.0 million compared to $118.8 million in the prior year period.
•
Adjusted net income was $125.7 million compared to $124.4 million in the prior year period.
•
Diluted earnings per share of $0.67 compared to $0.61 in the prior year period. Adjusted diluted earnings per share of $0.68 compared to $0.64 in the prior year period.
•
Adjusted EBITDA was $182.9 million compared to $179.3 million in the prior year period.

For the Thirty-Nine Weeks Ended July 2, 2022 Highlights

•
Sales increased $152.5 million, or 16.3%, to $1,086.5 million compared to $934.0 million in the prior year period. In the current year period comparable sales increased 10.7%. Comparable sales increased 23.4% in the prior year period, on a shifted basis, which uses a realigned period in 2020 for comparability given the 53rd week in Fiscal 2020.
•
Gross profit increased $49.5 million, or 12.1%, to $456.6 million compared to $407.1 million in the prior year period and gross margin was 42.0% compared to 43.6% in the prior year period.
•
SG&A increased $35.8 million, or 13.5%, to $300.9 million compared to $265.1 million in the prior year period, primarily driven by the sales increase, additional planned marketing spend, inflationary impacts primarily associated with payroll and marketing costs, investments to support our growth, and expenses associated with acquisitions completed after the end of the third quarter of Fiscal 2021. We also incurred lower non-cash equity-based compensation costs of $12.0 million and did not incur certain one-time payments of contractual amounts of $8.2 million, as compared to the prior year period. The elevated costs in Fiscal 2021 were primarily incurred in connection with our initial public offering (“IPO”).
•
Operating income increased $13.7 million to $155.7 million compared to $142.0 million in the prior year period.
•
Net income increased $19.0 million to $101.1 million compared to $82.1 million in the prior year period.
•
Adjusted net income was $112.0 million compared to $111.0 million in the prior year period.
•
Diluted earnings per share of $0.54 compared to $0.43 in the prior year period. Adjusted diluted earnings per share of $0.60 compared to $0.59 in the prior year period.
•
Adjusted EBITDA increased $4.1 million to $192.7 million compared to $188.6 million in the prior year period.

Balance Sheet and Cash Flow Highlights

•
Cash and cash equivalents totaled $193.1 million as of July 2, 2022 compared to $307.4 million as of July 3, 2021, a decrease of $114.3 million.
•
Inventories totaled $361.4 million as of July 2, 2022, compared to $224.5 million as of July 3, 2021, an increase of $136.9 million, or 61.0%, reflecting a continued investment to meet elevated consumer demand and to mitigate the impact of supply chain uncertainty. Inventories also include amounts associated with acquisitions completed since Fiscal 2021.
•
Funded debt totaled $800.0 million as of July 2, 2022, compared to $808.0 million as of July 3, 2021. There were no borrowings on the revolver as of July 2, 2022.
•
Net cash provided by operating activities totaled $72.7 million during the first nine months of Fiscal 2022 compared to $118.0 million during the first nine months of Fiscal 2021.
•
Capital expenditures totaled $25.9 million during the first nine months of Fiscal 2022 compared to $17.8 million during the first nine months of Fiscal 2021.
•
Net cash used for acquisition of businesses totaled $40.7 million during the first nine months of Fiscal 2022 compared to $6.8 million during the first nine months of Fiscal 2021.
•
We repurchased 7.5 million shares of common stock totaling $151.9 million, excluding offering costs, during the first nine months of Fiscal 2022. As of July 2, 2022, $148.1 million remained available under our existing share repurchase authorization.

Fiscal 2022 Outlook

The Company revised its outlook for the full year of Fiscal 2022:

	Current Outlook	Prior Outlook
Sales	$1,550 to $1,570 million	$1,575 to $1,610 million
Gross profit	$655 to $670 million	$700 to $715 million
Net income	$150 to $160 million	$178 to $190 million
Adjusted net income	$168 to $178 million	$193 to $205 million
Adjusted EBITDA	$287 to $297 million	$315 to $330 million
Adjusted diluted earnings per share	$0.90 to $0.96	$1.02 to $1.10
Diluted weighted average shares outstanding	185 to 187 million	187 to 189 million

Conference Call Details

A conference call to discuss the Company’s financial results for the third quarter of Fiscal 2022 is scheduled for today, Friday, August 5, 2022, at 9:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed, along with the associated slides, online at https://ir.lesliespool.com/ for 90 days.

About Leslie's

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 975 physical locations, and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth and Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, loss (gain) on disposition of assets, mark-to-market on interest rate cap, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA.

Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, loss (gain) on disposition of assets, mark-to-market on interest rate cap, and other non-recurring, non-cash or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

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our ability to execute on our growth strategies;
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supply disruptions;
•
our ability to maintain favorable relationships with suppliers and manufacturers;
•
competition from mass merchants and specialty retailers;
•
impacts on our business from the sensitivity of our business to weather conditions, changes in the economy, and the housing market;
•
our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
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our ability to attract and retain senior management and other qualified personnel;
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regulatory changes and development affecting our current and future products;
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our ability to obtain additional capital to finance operations;
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commodity price inflation and deflation;
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impacts on our business from the COVID-19 pandemic;
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impacts on our business from cyber incidents and other security threats or disruptions; and
•
other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above and our filings with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and, while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Sales	$673,633	$596,543	$1,086,529	$933,991
Cost of merchandise and services sold	370,026	312,845	629,977	526,895
Gross profit	303,607	283,698	456,552	407,096
Selling, general and administrative expenses	131,469	117,264	300,872	265,127
Operating income	172,138	166,434	155,680	141,969
Other expense:
Interest expense	6,847	7,399	20,659	27,041
Loss on debt extinguishment	—	—	—	9,169
Other (income) expenses, net	(143)	861	407	1,917
Total other expense	6,704	8,260	21,066	38,127
Income before taxes	165,434	158,174	134,614	103,842
Income tax expense	42,448	39,372	33,519	21,749
Net income	$122,986	$118,802	$101,095	$82,093
Earnings per share:
Basic	$0.67	$0.63	$0.55	$0.45
Diluted	$0.67	$0.61	$0.54	$0.43
Weighted average shares outstanding:
Basic	182,937	188,264	184,707	184,021
Diluted	184,721	194,200	186,695	189,603

Other Financial Data (1)

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Adjusted EBITDA	$182,942	$179,346	$192,734	$188,631
Adjusted net income	$125,685	$124,364	$112,031	$110,964
Adjusted diluted earnings per share	$0.68	$0.64	$0.60	$0.59
(1)
See section titled “GAAP to Non-GAAP Reconciliation”.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share and per share amounts)

	July 2, 2022	October 2, 2021	July 3, 2021
Assets	(Unaudited)	(Audited)	(Unaudited)
Current assets
Cash and cash equivalents	$193,130	$343,498	$307,395
Accounts and other receivables, net	47,266	38,860	47,848
Inventories	361,391	198,789	224,526
Prepaid expenses and other current assets	30,542	20,564	28,615
Total current assets	632,329	601,711	608,384
Property and equipment, net	71,653	70,335	66,363
Operating lease right-of-use assets	221,694	212,284	169,001
Goodwill and other intangibles, net	155,663	129,020	127,740
Deferred tax assets	1,230	3,734	6,386
Other assets	34,422	25,148	18,238
Total assets	$1,116,991	$1,042,232	$996,112
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$330,881	$233,597	$271,731
Operating lease liabilities	63,303	61,071	53,700
Income taxes payable	30,611	6,945	18,906
Current portion of long-term debt	8,100	8,100	8,100
Total current liabilities	432,895	309,713	352,437
Operating lease liabilities, noncurrent	161,473	160,037	118,941
Long-term debt, net	781,322	786,125	787,731
Other long-term liabilities	70	3,915	2,729
Total liabilities	1,375,760	1,259,790	1,261,838
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 183,027,684, 189,821,011, and 189,284,566 issued and outstanding as of July 2, 2022, October 2, 2021, and July 3, 2021, respectively.	183	190	189
Additional paid in capital	87,050	204,711	201,085
Retained deficit	(346,002)	(422,459)	(467,000)
Total stockholders’ deficit	(258,769)	(217,558)	(265,726)
Total liabilities and stockholders’ deficit	$1,116,991	$1,042,232	$996,112

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Nine Months Ended
	July 2, 2022	July 3, 2021
Operating Activities
Net income	$101,095	$82,093
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	22,880	19,205
Equity-based compensation	8,462	20,591
Amortization of deferred financing costs and debt discounts	1,483	1,551
Provision for doubtful accounts	723	134
Deferred income taxes	2,504	197
Loss (gain) on disposition of assets	271	(1,668)
Loss on debt extinguishment	—	9,169
Changes in operating assets and liabilities:
Accounts and other receivables	(9,129)	(16,501)
Inventories	(146,196)	(74,401)
Prepaid expenses and other current assets	(9,075)	6,289
Other assets	(9,429)	(15,696)
Accounts payable and accrued expenses	91,145	73,350
Income taxes payable	23,666	17,049
Operating lease assets and liabilities, net	(5,742)	(3,397)
Net cash provided by operating activities	72,658	117,965
Investing Activities
Purchases of property and equipment	(25,927)	(17,799)
Business acquisitions, net of cash acquired	(40,670)	(6,806)
Proceeds from disposition of fixed assets	414	2,429
Net cash used in investing activities	(66,183)	(22,176)
Financing Activities
Borrowings on revolving credit facility	45,000	—
Payments on revolving credit facility	(45,000)	—
Repayment of long-term debt	(6,075)	(394,110)
Issuance of long-term debt	—	907
Payment of deferred financing costs	—	(9,579)
Proceeds from options exercised	1,378	—
Repurchase and retirement of common stock	(152,146)	—
Proceeds from issuance of common stock upon initial public offering, net	—	458,587
Net cash (used in) provided by financing activities	(156,843)	55,805
Net (decrease) increase in cash and cash equivalents	(150,368)	151,594
Cash and cash equivalents, beginning of period	343,498	155,801
Cash and cash equivalents, end of period	$193,130	$307,395
Supplemental Information:
Interest	$19,409	$29,549
Income taxes, net of refunds received	7,442	4,503

GAAP to Non-GAAP Reconciliation

(amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net income	$122,986	$118,802	$101,095	$82,093
Interest expense	6,847	7,399	20,659	27,041
Income tax expense	42,448	39,372	33,519	21,749
Depreciation and amortization expense(1)	7,063	6,347	22,880	19,205
Management fees(2)	—	—	—	382
Equity-based compensation expense(3)	3,113	6,480	8,825	20,591
Loss on debt extinguishment(4)	—	—	—	9,169
Costs related to equity offerings(5)	—	778	550	9,986
Strategic project costs(6)	641	—	4,428	—
Executive transition costs and other(7)	(156)	168	778	(1,585)
Adjusted EBITDA	$182,942	$179,346	$192,734	$188,631

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net income	$122,986	$118,802	$101,095	$82,093
Management fees(2)	—	—	—	382
Equity-based compensation expense(3)	3,113	6,480	8,825	20,591
Loss on debt extinguishment(4)	—	—	—	9,169
Costs related to equity offerings(5)	—	778	550	9,986
Strategic project costs(6)	641	—	4,428	—
Executive transition costs and other(7)	(156)	168	778	(1,585)
Tax effects of these adjustments(8)	(899)	(1,864)	(3,645)	(9,672)
Adjusted net income	$125,685	$124,364	$112,031	$110,964

Diluted earnings per share	$0.67	$0.61	$0.54	$0.43
Adjusted diluted earnings per share	$0.68	$0.64	$0.60	$0.59
Weighted average shares outstanding
Basic	182,937	188,264	184,707	184,021
Diluted	184,721	194,200	186,695	189,603

(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our condensed consolidated statements of operations.
(2)
Represents amounts paid or accrued in connection with our management services agreement, which was terminated upon the completion of our IPO in November 2020 and are reported in SG&A in our condensed consolidated statements of operations.
(3)
Represents charges related to equity-based compensation and the related Company payroll tax expense which are reported in SG&A in our condensed consolidated statements of operations.
(4)
Represents non-cash expense due to the write-off of deferred financing costs related to the term loan modification and the repayment of our senior unsecured notes during the nine months ended July 3, 2021 which are reported in loss on debt extinguishment in our condensed consolidated statements of operations.
(5)
Includes one-time payments of contractual amounts incurred in connection with our IPO that was completed in November 2020 which are reported in SG&A, and costs incurred for follow-on equity offerings which are reported in other (income) expenses, net in our condensed consolidated statements of operations.
(6)
Represents non-recurring costs, such as third-party consulting costs that are not part of our ongoing operations and are incurred to execute differentiated, strategic projects, and are reported in SG&A in our condensed consolidated statements of operations.
(7)
Includes executive transition costs, losses (gains) on disposition of fixed assets, and other non-recurring, non-cash or discrete items as determined by management. Amounts are reported in SG&A and other (income) expenses, net in our condensed consolidated statements of operations.
(8)
Represents the tax effect of the total adjustments based on our actual statutory tax rate. Amounts are reported in income tax expense in our condensed consolidated statements of operations.

Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.